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                                                                 Ex 99.26(g)(4)

Amendment No. 3 to Reinsurance Agreement No. 0739501 (Group Life and Group Accidental Death and Dismemberment Benefits - Excess Reinsurance) effective January 1, 1998 between NORTHSTAR LIFE INSURANCE COMPANY of Amherst, New York ("the Company") and SWISS RE LIFE & HEALTH AMERICA INC. of Stamford, Connecticut ("Swiss Re Life & Health").

Effective July 1, 2006 it is understood and agreed that all references to the Company shall collectively refer to NORTHSTAR LIFE INSURANCE COMPANY of Amherst, New York and SECURIAN LIFE INSURANCE COMPANY of St. Paul, Minnesota.

This Agreement is solely between NORTHSTAR LIFE INSURANCE COMPANY, SECURIAN LIFE INSURANCE COMPANY, and SWISS RE LIFE & HEALTH AMERICA INC. The acceptance of risks under this Agreement will create no right or legal relation between Swiss Re Life & Health, the insured, owner, or beneficiary of any insurance policy or other contract of the Company. This Agreement will be construed to constitute a separate and distinct agreement between each Company and Swiss Re Life & Health. In no event will any Company be liable for the obligations of any other Company hereunder. The duties and obligations of each Company to Swiss Re Life & Health under this Agreement are separate and distinct and any cause of action against a Company available to Swiss Re Life & Health arising out of this Agreement will be brought only against that Company, without recourse to any other Company.

All other provisions of the Reinsurance Agreement will continue unchanged.

Made in triplicate and hereby executed by all parties.

NORTHSTAR LIFE INSURANCE COMPANY


By:                                        Attest:
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Title:                                     Title:
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Date:                                      Date:
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SECURIAN LIFE INSURANCE COMPANY


By:                                        Attest:
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Title:                                     Title:
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Date:                                      Date:
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SWISS RE LIFE & HEALTH AMERICA INC.


By:                                        Attest:
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Title:                                     Title:
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Date:                                      Date:
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